

<ARTICLE>                     5
<LEGEND>
                                                                      EXHIBIT 27

                           Article 5 of Regulation S-X
                       Commercial and Industrial Companies
          Financial Data Schedule Worksheet for: RUBINCON VENTURES INC.
                                     1 of 2

   Review the following  list of tags for Article 5 and fill in the correct data in the column(s)  provided.  Generally  only one column of  information  will be required,  however,  two columns are provided if required in the Financial  Data
Schedule.
   Unless  otherwise  noted,  all tags are required.  A response is required for each item  within  the  schedule.  Use the value "0"  (zero) if  information  is inapplicable,  or unknown.  Duplicates  may not be used to state  financial data except as indicated.
   To include a footnote,  place a number in  parentheses  next to the value and provide  the text of each  corresponding  footnote  at the end of the  worksheet form.
</LEGEND>
<CIK>                         0001081078
<NAME>                        RUBINCON VENTURES INC.
<MULTIPLIER>                                       1
<CURRENCY>                                US DOLLARS

<PERIOD-TYPE>                                   11-MOS
<FISCAL-YEAR-END>                          JAN-31-2000
<PERIOD-START>                             FEB-02-1999
<PERIOD-END>                               DEC-31-1999
<EXCHANGE-RATE>                                      1
<CASH>                                           1,627
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                 1,627
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                   1,627
<CURRENT-LIABILITIES>                         (10,232)
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                      (10,901)
<OTHER-SE>                                      19,506
<TOTAL-LIABILITY-AND-EQUITY>                   (1,627)
<SALES>                                              0
<TOTAL-REVENUES>                                     0
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                19,506
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (19,506)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0


